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                                 EXHIBIT 21.1

                      THE PMI GROUP, INC. - SUBSIDIARIES

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                                                   Name Under Which
                                                   Subsidiary Does               Jurisdiction of
Subsidiary Name                                    Business (If Different)       Incorporation
---------------                                    -----------------------       --------------
PMI Mortgage Insurance Co.                                                       Arizona
Residential Guaranty Co.                                                         Arizona
American Pioneer Title
 Insurance Company                                 Chelsea Title Company         Florida

PMI Mortgage Services Co.                                                        California
PMI Capital I                                                                    Delaware
PMI Mortgage Guaranty Co.                                                        Arizona
PMI Securities Co.                                                               Delaware
Residential Insurance Co.                                                        Arizona
CLM Technologies, Ltd.                                                           California
PMI Capital Corporation                                                          Delaware
TPG Segregated Portfolio Company (Cayman)                                        Cayman Islands
TPG Insurance Co.                                                                Vermont
PMI PAC                                                                          Arizona
PMI Mortgage Insurance Co. Federal PAC                                           Federal PAC
The PMI Foundation                                                               California
PMI Mortgage Insurance Australia (Holdings) Pty Limited                          Australia
PMI Mortgage Insurance Ltd                                                       Australia
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